         Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-194059) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298) of Philip Morris International Inc. of our report dated February 2, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers SA

/s/ BARRY J. MISTHAL	/s/ DR. MICHAEL ABRESCH
Barry J. Misthal	Dr. Michael Abresch

Lausanne, Switzerland
February 2, 2017

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